As filed with the Securities and Exchange Commission on October 23, 2007	File No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ENERGY EXPLORATION TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Alberta, Canada (State or other jurisdiction of Incorporation or organization)	N/A (I.R.S. Employer Identification No.)
#1400, 505 3rd Street S.W. Calgary, Alberta T2P 3E6 (Address of Principal Executive Offices)

ENERGY EXPLORATION TECHNOLOGIES INC.

STOCK OPTION PLAN

July 6, 2006

(Full titles of the plans)

DL Services Inc.

1420 5th Avenue, Suite 3400

Seattle, WA 98101; Telephone: (206) 903-2373

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares issuable pursuant to options outstanding under the Stock Option Plan	1,052,241	$1.42 (3)	$1,494,182	$45.87
Common Shares reserved for issuance pursuant to the Stock Option Plan	1,777,982	$4.88 (4)	$8,676,552	$266.37
Total Common Shares	2,830,223(2)		$10,170,734	$312.24

(1)	Common Shares, no par value, offered by the Registrant pursuant to the Energy Exploration Technologies Inc. Stock Option Plan (the “Plan”) described herein.
(2)

The Plan provides that the aggregate number of Shares reserved under the Plan, or any other plan of the Registrant, shall not, at the time of the stock option grant, exceed ten percent (10%) of the total number of issued and outstanding Shares (calculated on a non-diluted basis) unless the Registrant receives permission to exceed such threshold from the stock exchange or exchanges on which the Shares are then listed.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended. The maximum aggregate offering price is based upon the aggregate exercise price of outstanding options.

(4)

The proposed maximum offering price per share and the registration fee were calculated in accordance with rule 457(c) and (h) based on the average high and low prices for the Registrant’s common shares on October 22, 2007, as quoted on the OTC Bulletin Board.

INTRODUCTORY STATEMENT

This registration statement on Form S-8 registers 2,830,223 common shares (“Shares”) of Energy Exploration Technologies Inc. (the “Registrant”) reserved for issuance upon the exercise of stock options granted under the Registrant’s Stock Option Plan (the “Plan”). If any stock option (“Option”) granted under the Plan expires or otherwise terminates for any reason without having been exercised in full, any unissued Shares to which such Option relates shall be available for the granting of Options under this Plan.

Pursuant to Rule 416(a) of the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

PART I.        INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

* This information is not required to be included in, and is not incorporated by reference in, this registration statement.

PART II.       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated by reference in this registration statement.

(a) The Registrant's annual report on Form 20-F filed with the Securities and Exchange Commission on
June 20, 2007.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the date of the annual report incorporated by reference herein pursuant to (a) above.

(c) The description of the Registrant's securities contained in the Registrant's Registration Statement on Form 10 filed under the Exchange Act on April 14, 1998 including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicate that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

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Item 6. Indemnification of Directors and Officers.

The Business Corporations Act (Alberta) (“ABCA”) generally allows the Registrant to indemnify a director or officer of the Registrant, a former director or officer of the Registrant or a person who acts or acted at the Registrant’s request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor and the director’s or officer’s heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the director or officer in respect of any civil, criminal or administrative action or proceeding to which the director or officer is made a party by reason of being or having been a director of officer of that corporation or body corporate if the director or officer acted honestly and in good faith with a view to the best interests of the Registrant and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that the director’s or officer’s conduct was lawful.

The By-Law of the Registrant provides that the Registrant shall indemnify a director or officer, a former director or officer and a person who acts or acted at the Registrant’s request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor (the “Indemnified Parties”) and the heirs and legal representatives of each of them, against all costs, charges and expenses, which includes, without limiting the generality of the foregoing, the fees, charges and disbursements of legal counsel on an as-between-a-solicitor-and-the-solicitor’s-own-client basis and an amount paid to settle an action or satisfy a judgment, reasonably incurred by an Indemnified Party, or the heirs or legal representatives of an Indemnified Party, or both, in respect of any action or proceeding to which any of them is made a party by reason of an Indemnified Party being or having been a director or officer or a director or officer of that body corporate, if:

(a) the Indemnified Party acted honestly and in good faith with a view to the best interests of the Registrant; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Indemnified Party had reasonable grounds for believing that the Indemnified Party’s conduct was lawful.

The Registrant’s By-Law also provides that the Registrant shall indemnify an Indemnified Party and the heirs and legal representatives of an Indemnified Party in any other circumstances that the ABCA permits or requires. Nothing in the Registrant’s By-Law limits the right of a person entitled to indemnity to claim indemnity apart from the provisions of the By-Law.

The Registrant’s By-Law and the ABCA provide that the Registrant may purchase and maintain insurance for the benefit of a person referred to above against the liabilities and in the amounts the ABCA permits and the Board of Directors of the Registrant approves.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not Applicable

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Item 8. Exhibits.

Exhibit Number	Exhibit
4.1	Energy Exploration Technologies Inc. Stock Option Plan Dated July 6, 2006 (incorporated by reference to Schedule “A” to the Company’s Information Circular furnished on Form 6-K on August 31, 2007)
4.2	Form of Stock Option Certificate (for option grants that vest in increments)
4.3	Form of Stock Option Certificate (for option grants that are fully vested at time of grant)
5.1	Opinion of Bennett Jones LLP
23.1	Consent of KPMG LLP, Independent Registered Chartered Accountants
23.2	Consent of Deloitte & Touche LLP, Independent Registered Chartered Accountants
23.3	Consent of Bennett Jones LLP (contained in its opinion filed as Exhibit 5.1)
24.1	Power of Attorney (see page II-6 of this registration statement)

Item 9. Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)     That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Calgary, Alberta on this 23rd day of October, 2007.

ENERGY EXPLORATION TECHNOLOGIES INC.

  /s/ George Liszicasz

Name: George Liszicasz

Title: President and CEO

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POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints George Liszicasz and Ken Rogers his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents of them or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ George Liszicasz George Liszicasz	Director, Chairman and Chief Executive Officer (principal executive officer)	October 23, 2007
/s/ Ken Rogers Ken Rogers	Vice President Finance and Chief Financial Officer (principal financial and accounting officer)	October 23, 2007
/s/ Douglas Rowe Douglas Rowe	Director	October 23, 2007
/s/ Charles Selby Charles Selby	Director	October 23, 2007
/s/ B. Kohlhammer Brian Kohlhammer	Director	October 23, 2007
/s/ Robert Van Caneghan Robert Van Caneghan	Director	October 23, 2007

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, in the capacity of the duly authorized representative of Energy Exploration Technologies Inc. in the United States, in New York, NY on this 23rd day of October, 2007.

By:  /s/ Robert Van Caneghan

Name:  Robert Van Caneghan

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EXHIBIT INDEX

Exhibit Number	Exhibit
4.1	Energy Exploration Technologies Inc. Stock Option Plan Dated July 6, 2006 (incorporated by reference to Schedule “A” to the Company’s Information Circular furnished on Form 6-K on August 31, 2007)
4.2	Form of Stock Option Certificate (for option grants that vest in increments)
4.3	Form of Stock Option Certificate (for option grants that are fully vested at time of grant)
5.1	Opinion of Bennett Jones LLP
23.1	Consent of KPMG LLP, Independent Registered Chartered Accountants
23.2	Consent of Deloitte & Touche LLP, Independent Registered Chartered Accountants
23.3	Consent of Bennett Jones LLP (contained in its opinion filed as Exhibit 5.1)
24.1	Power of Attorney (see page II-6 of this registration statement)

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